UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004

VENTURE CATALYST INCORPORATED

(Exact Name of registrant as specified in its charter)

Utah	0-11532	33-0618806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Camino De La Reina, Suite 418 San Diego, California	92108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 385-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2004, the board of directors of Venture Catalyst Incorporated (“VCAT” or the “Company”) approved a form of indemnification agreement to be entered into by the Company with its directors, officers and key employees. On December 3, 2004, VCAT entered into separate indemnification agreements with the following directors and executive officers: John Farrington, Jana McKeag, Greg Shay, Cornelius E. (“Neil”) Smyth, L. Donald Speer, II, Andrew B. Laub, Kevin McIntosh and Javier Saenz. VCAT’s board of directors also authorized VCAT to enter into indemnification agreements with future directors and executive officers of VCAT. In addition, VCAT’s board of directors may, from time to time, authorize the Company to enter into additional indemnification agreements with other officers and key employees of VCAT.

In general, the indemnification agreements provide that VCAT will, to the extent permitted by applicable law, indemnify each indemnitee against all expenses, judgments, fines, and penalties actually and reasonably incurred in connection with the defense or settlement of any criminal, civil or administrative action brought against the indemnitee by reason of his or her relationship with VCAT. The agreements provide for indemnification rights regarding third-party claims and proceedings brought by or in the right of VCAT. In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement to the fullest extent permitted by Utah law. The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Articles of Incorporation or Bylaws of the Company, or the Revised Business Corporation Act of the State of Utah.

The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

In connection with Mr. Greg Shay’s appointment as Chief Executive Officer of VCAT, described in Item 5.02 herein, Mr. Shay’s annual salary was increased from $250,000 to $400,000. Mr. Shay is an at-will employee of the Company. His Employment Letter dated January 16, 2003 is filed as Exhibit 10.2 hereto. The material changes to Mr. Shay’s employment relationship with the Company are his promotion to Chief Executive Officer and the related increase in salary.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 3, 2004, L. Donald Speer, II stepped down as Chief Executive Officer of the Company. Mr. Speer will continue to serve as an executive officer and as a director of VCAT with the title Chairman of the Board of Directors. Mr. Speer will also continue to be the Company’s principal contact with its most significant client, the Barona Group of Capitan Grande Band of Mission Indians, and will continue to collaborate on other projects in the Company’s consulting services division. Greg Shay, the Company’s current President and Chief Operating Officer, was appointed by the Board to be Chief Executive Officer of the Company and designated as the “principal executive officer” for purposes of all filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Mr. Shay will retain his title as President and Chief Operating Officer. In his new capacity, Mr. Shay shall have general supervision of the business of the Company. Both Mr. Shay and Mr. Speer will report directly to the board of directors.

Mr. Shay, 51, has served as VCAT’s President and Chief Operating Officer, and as a director, since January 2003. From July 2001 to January 2003, Mr. Shay served as Chief Executive Officer of Shay Gaming, Inc., a consulting firm he founded. From June 2000 to July 2001, Mr. Shay served as Vice President of Operations and Assistant General Manager of the Rio Suites Hotel and Casino in Las Vegas, Nevada. From February 1998 to June 2000. Mr. Shay served as Vice President of Gaming Operations for the Venetian Hotel and Casino in Las Vegas, Nevada. Prior to that, he served in various capacities with Hilton Gaming, now Park Entertainment, where he was a senior executive for the Flamingo Hilton and the Las Vegas Hilton, in Las Vegas and in Canada at Casino Windsor, in Ontario.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement for directors, officers and key employees of the Company, as adopted on December 3, 2004 (with schedule of indemnitees attached).

10.2	Employment Letter dated January 16, 2003 from VCAT to Greg Shay, previously filed with the U.S. Securities and Exchange Commission on September 25, 2003 which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2004	VENTURE CATALYST INCORPORATED

	By:	/S/ Kevin McIntosh
Kevin McIntosh
Senior Vice President, Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement for directors, officers and key employees of the Company, as adopted on December 3, 2004 (with schedule of indemnitees attached).

10.2	Employment Letter dated January 16, 2003 from VCAT to Greg Shay, previously filed with the U.S. Securities and Exchange Commission on September 25, 2003 which is incorporated herein by reference.